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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52253) pertaining to the 1997 Stock Incentive Plan of ATL Products, Inc. of our report dated April 28, 1998, with respect to the consolidated and combined financial statements and schedule of ATL Products, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1998.


                                                       /s/ Ernst & Young LLP


Orange County, California
June 26, 1998